Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-910095, 333-63034, 333-85298, 333-107825, 333-113201, 333-123445, 333-132894 and 333-146771) and on Form S-3 (Nos. 333-113812, 333-117625, 333-126267, 333-127492, 333-132353, 333-135265, 333-138640, 333-139888, 333-140877 and 333-146773) of Rainmaker Systems, Inc. of our report dated March 27, 2009, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/    BDO SEIDMAN, LLP

San Francisco, California

March 30, 2009